AVALONBAY COMMUNITIES, INC.

Secretary’s Certificate

Amendment to Bylaws

I, Catherine T. White, being the duly appointed, qualified and acting Assistant Secretary of AvalonBay Communities, Inc., a Maryland corporation (the “Corporation”), hereby certify as follows:

1.	I am the Assistant Secretary of the Corporation and as such, I am authorized to execute this Certificate on behalf of the Corporation.

2.	On November 12, 2015, at a duly called and held meeting of the Board of Directors of the Corporation, the Board adopted the Amended and Restated Bylaws of the Corporation attached hereto as Exhibit A.

3.
On February 16, 2017, at a duly called and held meeting of the Board of Directors of the Corporation, the Board adopted an amendment to the Corporation’s Amended and Restated Bylaws dated November 12, 2015, attached hereto as Exhibit B.

4.
On November 9, 2017, at a duly called and held meeting of the Board of Directors of the Corporation, the Board adopted a second amendment to the Corporation’s Amended and Restated Bylaws dated November 12, 2015, attached hereto as Exhibit C.

5.
On May 6, 2019, by unanimous written consent of the Board of Directors of the Corporation, the Board adopted a third amendment to the Corporation’s Amended and Restated Bylaws dated November 12, 2015, attached hereto as Exhibit D.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of May 6, 2019.

AVALONBAY COMMUNITIES, INC.

/s/ Catherine T. White
Name:    Catherine T. White
Title:    Assistant Secretary

Exhibit A

Amended and Restated Bylaws of the Company dated November 12, 2015

[see attached]

AMENDED AND RESTATED BYLAWS

OF

AVALONBAY COMMUNITIES, INC.

November 12, 2015

AMENDED AND RESTATED BYLAWS
OF
AVALONBAY COMMUNITIES, INC.
TABLE OF CONTENTS
Page

ARTICLE I MEETINGS OF STOCKHOLDERS	1

1.01	PLACE. 1

1.02	ANNUAL MEETINGS. 1

1.03	MATTERS TO BE CONSIDERED AT ANNUAL MEETING. 1

1.04	SPECIAL MEETINGS. 4

1.05	NOTICE. 7

1.06	SCOPE OF NOTICE. . 7

1.07	QUORUM. 7

1.08	VOTING. . 7

1.09	PROXIES. 9

1.10	CONDUCT OF MEETINGS. 9

1.11	TABULATION OF VOTES. 10

1.12	VOTING OF STOCK BY CERTAIN HOLDERS. 10

1.13	INFORMAL ACTION BY STOCKHOLDERS. 11

1.14	VOTING BY BALLOT. 11
1.15    PROXY ACCESS.                            11

ARTICLE II DIRECTORS	18

2.01	GENERAL POWERS. 18

2.02	OUTSIDE ACTIVITIES. 18

2.03	NUMBER, TENURE AND QUALIFICATION. 19

2.04	NOMINATION OF DIRECTORS. 19

2.05	ANNUAL AND REGULAR MEETINGS. 23

2.06	SPECIAL MEETINGS. 23

2.07	NOTICE. 23

2.08	QUORUM. 24

2.09	VOTING. 24

2.10	CONDUCT OF MEETINGS. 24

2.11	RESIGNATIONS. 25

2.12	REMOVAL OF DIRECTORS. 25

2.13	VACANCIES. 25

2.14	CONSENT BY DIRECTORS WITHOUT A MEETING. 25

2.15	COMPENSATION. 25

2.16	LEAD INDEPENDENT DIRECTOR. 25

2.17	RELIANCE. 25

2.18	RATIFICATION. 25

2.19	EMERGENCY PROVISIONS. 26

ARTICLE III COMMITTEES	26

3.01	NUMBER, TENURE AND QUALIFICATION. 26

3.02	DELEGATION OF POWER. 27

3.03	QUORUM AND VOTING. 27

3.04	CONDUCT OF MEETINGS. 27

3.05	CONSENT BY COMMITTEES WITHOUT A MEETING. 28

3.06	VACANCIES. 28

ARTICLE IV OFFICERS	28

4.01	TITLES AND ELECTION. 28

4.02	REMOVAL AND RESIGNATION. 28

4.03	OUTSIDE ACTIVITIES. 29

4.04	VACANCIES. 29

4.05	CHAIRMAN OF THE BOARD. 29

4.06	CHIEF EXECUTIVE OFFICER. 29

4.07	PRESIDENT. 29

4.08	VICE PRESIDENTS. 29

4.09	CHIEF FINANCIAL OFFICER. 30

4.10	CHIEF OPERATING OFFICER. 30

4.11	SECRETARY. 30

4.12	TREASURER. 30

4.13	ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. 30

4.14	SUBORDINATE OFFICERS. 31

4.15	COMPENSATION. 31

ARTICLE V SHARES OF STOCK	31

5.01	FORM OF CERTIFICATES. 31

5.02	TRANSFER OF SHARES. 31

5.03	STOCK LEDGER. 32

5.04	LOST CERTIFICATE. 32

5.05	EMPLOYEE STOCK PURCHASE PLANS. 32

5.06	FIXING OF RECORD DATE. 32

ARTICLE VI DIVIDENDS AND DISTRIBUTIONS	33

6.01	AUTHORIZATION. 33

6.02	CONTINGENCIES. 33

ARTICLE VII INDEMNIFICATION AND ADVANCE OF EXPENSES	34

7.01	INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. 34

7.02	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION.                             34

7.03	INSURANCE. 34

7.04	NON-EXCLUSIVE RIGHTS TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. 34

7.05	NO LIMITATION. 35

7.06	AMENDMENT, REPEAL OR MODIFICATION. 35

7.07	RIGHT OF CLAIMANT TO BRING SUIT. 35

7.08	VESTING. 35

ARTICLE VIII NOTICES                                35

8.01	NOTICES. 35

8.02	SECRETARY TO GIVE NOTICE. 36

8.03	WAIVER OF NOTICE. 36

ARTICLE IX MISCELLANEOUS	36

9.01	EXEMPTION FROM MARYLAND CONTROL SHARE
ACQUISITION ACT.                             36

9.02	OFFICES OF THE CORPORATION. 36

9.03	BOOKS AND RECORDS. 37

9.04	INSPECTION OF BYLAWS AND CORPORATE RECORDS. 37

9.05	CONTRACTS. 37

9.06	CHECKS, DRAFTS, ETC. 37

9.07	LOANS. 37

9.08	FISCAL YEAR. 38

9.09	ANNUAL REPORT. 38

9.10	INTERIM REPORTS. 38

9.11	BYLAWS SEVERABLE. 38

ARTICLE X AMENDMENT OF BYLAWS	38

10.01	BY DIRECTORS. 38

10.02	BY STOCKHOLDERS. 38

ARTICLE XI EXCLUSIVE FORUM FOR CERTAIN LITIGATION            39

ARTICLE I

MEETINGS OF STOCKHOLDERS
1.01    PLACE. All meetings of the holders (the “Stockholders”) of the issued and outstanding common stock and preferred stock of AvalonBay Communities, Inc. (the “Corporation”) shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.
1.02    ANNUAL MEETINGS. An annual meeting of the Stockholders for the election of directors of the Corporation (“Directors”) and the transaction of such other business as may be properly brought before the meeting shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.
1.03    MATTERS TO BE CONSIDERED AT ANNUAL MEETING.
(a)    A proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a Stockholder of record of a class of stock of the Corporation (“Stock”) entitled to vote on the matter being proposed (A) at the time of giving of notice provided for in this Section 1.03, (B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting (and any postponement or adjournment thereof), and who complied with this Section 1.03. For a proposal of business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for action by the Stockholders and such Stockholder must be present in person or by proxy at the annual meeting (and any postponement or adjournment thereof).
To be timely, a Stockholder’s notice shall set forth all information required under this Section 1.03 and be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (the “Notice Anniversary Date”); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the Stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

For purposes of these Bylaws, (i) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as interpreted by the Securities and Exchange Commission from time to time, and (ii) “public announcement” shall mean disclosure in a (A) press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (B) document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or (C) letter or report sent to Stockholders of record of the Corporation entitled to vote at the meeting.
(b)    A Stockholder’s notice to the Secretary shall set forth:
(i)    as to any business that the Stockholder proposes to bring before the annual meeting, a description of such business, the Stockholder’s reasons for proposing such business at the annual meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or any Stockholder Associated Person therefrom;
(ii)    as to the Stockholder giving the notice and any Stockholder Associated Person,
(A)    the class, series and number of all shares of Stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder or Stockholder Associated Person,
(C)    whether and the extent to which such Stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such Stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iii)    as to the Stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clause (i) or (ii) of this paragraph (b) of this Section 1.03,
(A)    the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and

(B)    the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person;

(iv)    the name and address of any person who contacted or was contacted by the Stockholder giving the notice or any Stockholder Associated Person about the Stockholder’s business proposal; and
(v)    to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the proposal for business.
For purposes of these Bylaws, “Stockholder Associated Person” of any Stockholder shall mean (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person.

(c)    If information submitted pursuant to this Section 1.03 by any Stockholder proposing business at an annual meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.03. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such Stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 1.03, and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such Stockholder that it continues to intend to bring such business proposal before the meeting) submitted by the Stockholder pursuant to this Section 1.03 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.03.
(d)    Only such business shall be conducted at an annual meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.03. The Presiding Officer (as defined in Section 1.10 hereof) of the meeting shall have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with this Section 1.03.
(e)    Notwithstanding the foregoing provisions of this Section 1.03, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.03. Nothing in this Section 1.03 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
(f)    This Section 1.03 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.03.

1.04    SPECIAL MEETINGS.

(a)    The Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call a special meeting of the Stockholders. Except as provided in paragraph (4) of subsection (b) of this Section 1.04, a special meeting of the Stockholders shall be held on the date and at the time and place set by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors, whoever has called the meeting. In addition, subject to subsection (b) of this Section 1.04, the Secretary of the Corporation shall call a special meeting of the Stockholders to act on any matter that may properly be considered at a meeting of the Stockholders upon the written request of Stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

(b)    (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder, each individual whom the Stockholder proposes to nominate for election or re-election as a Director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within fifteen (15) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the fifteenth (15th) day after the first date on which the Record Date Request Notice is received by the Secretary.
(2) In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at such meeting (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such Stockholder (or other agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of Stock of the Corporation which are owned (beneficially or of record) by such Stockholder and (C) the nominee holder for, and number of, shares of Stock of the Corporation owned beneficially but not of record by such Stockholder, (iv) be sent to the Secretary by registered mail, return receipt requested and (v) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.04(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4) In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within fifteen (15) days after the date that a valid Special

Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within fifteen (15) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.04(b).
(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of the meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the Presiding Officer to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the Presiding Officer may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6) The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five (5) Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, Stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
1.05    NOTICE. Not fewer than ten (10) nor more than ninety (90) days before the date of each meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. The Corporation may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless such Stockholder objects in writing to receiving such single notice or revokes in writing a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with these Bylaws, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of Stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.
1.06    SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except such business that is specifically designated in the notice of the meeting. Subject to the provisions of Section 1.03, any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.
1.07    QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section 1.07 shall not affect any requirement under any statute or the charter of the Corporation, as amended from time to time (the “Charter”), for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of Stockholders, the Presiding Officer may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than required to establish a quorum.
1.08    VOTING.
(a)    A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share (a “Share”) of Stock of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, other than elections to office, vote them against the proposal but, if the Stockholder fails to specify the number of shares such Stockholder is voting affirmatively, it shall be conclusively presumed that the Stockholder’s approving vote is with respect to all votes said Stockholder is entitled to cast. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything else contained in these Bylaws, the rights of any class of “Excess Stock” (as such term is defined in the Charter) and the rights of holders of any class of Excess Stock shall be limited to the rights with respect thereto provided in the Charter. Notwithstanding the foregoing, a nominee for Director shall be elected as a Director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of Stockholders duly called and at which a quorum is present. However, Directors shall be elected by a plurality of votes cast at a meeting of Stockholders duly called and at which a quorum is present for which (i) the Secretary of the Corporation receives notice that a Stockholder has nominated an individual for election as a Director in compliance with the requirements of advance notice of Stockholder nominees for Director set forth in Section 1.03, and (ii) such nomination has not been withdrawn by such Stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of Directors to be elected at the meeting. Each Share may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted.
(b)    If an incumbent Director fails to receive the required vote for re-election in accordance with paragraph (a) of this Section 1.08 in an election where the number of nominees is not greater than the number of Directors to be elected at the meeting, he or she shall offer to resign from the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors will consider such offer to resign, will act on an expedited basis to determine whether to accept such Director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The Director whose resignation is under consideration shall not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board of Directors regarding that resignation but may participate in the deliberation or vote on any other business transacted by the Board of Directors or any committee thereof. Notwithstanding the foregoing, in the event that no nominee for Director receives the vote required in paragraph (a) of this Section 1.08, the Nominating and Corporate Governance Committee shall make a final determination as to whether to recommend to the Board of Directors whether to accept any or all resignations, including those resignations from members of the Nominating and Corporate Governance Committee, and any and all Directors may participate in the deliberation and vote of the Board of Directors on such recommendation. The Nominating and Corporate Governance Committee and

the Board of Directors may consider any factors they deem relevant in deciding whether to accept a Director’s resignation. Within 90 days after the date of certification of the election results, the Board of Directors will promptly disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable) in a press release, in a filing with the Securities and Exchange Commission or by other public announcement (including a posting on the Corporation’s website). If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director will continue to serve until his or her successor is elected and qualifies, or his or her death, resignation, retirement or removal, whichever event shall occur first. If a Director’s resignation is accepted by the Board of Directors, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the Charter or decrease the size of the Board of Directors pursuant to Section 2.03.
1.09    PROXIES. A holder of record of Shares may cast votes in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.
1.10    CONDUCT OF MEETINGS.
(a)    Every meeting of Stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman or, in the case of a vacancy in the office or absence of the Chairman, by one of the following officers present at the meeting in the following order: the Chief Executive Officer, the President, the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary or, in the absence of all of the foregoing officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary of the Corporation or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or, in the case of a vacancy in the office of Assistant Secretary or the absence of both the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting (the “Presiding Officer”) shall act as secretary of such meeting. Unless otherwise approved by the Presiding Officer, attendance at a meeting of Stockholders is restricted to Stockholders of record, persons authorized in accordance with Section 1.09 to act by proxy, and officers of the Corporation.
(b)    The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the Presiding Officer. The Presiding Officer may prescribe such rules, regulations and procedures and take such action as, in the discretion of the Presiding Officer and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the Presiding Officer may determine; (iii) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the Presiding Officer may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Presiding Officer; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the Presiding Officer, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
1.11    TABULATION OF VOTES. Before or at any annual or special meeting of Stockholders, the Board of Directors or the Presiding Officer may appoint one or more persons as tellers (the “Teller” or “Tellers”) or inspectors (the “Inspector” or “Inspectors”) for such meeting. A Teller may, but need not, be an officer or employee of the Corporation. An Inspector may not be an officer or employee of, or otherwise affiliated with, the Corporation. Except as otherwise provided by the Presiding Officer, the Teller or Inspector, if any, shall be responsible for (i) determining the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receiving and tabulating all votes, ballots or consents, (iii) reporting such tabulation to the Presiding Officer and (iv) doing such acts as are proper to fairly conduct the election or vote. In tabulating votes, a Teller or Inspector shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller, if any, may be authorized by the Presiding Officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Corporation’s Charter, Bylaws and applicable law. The Presiding Officer may review all preliminary determinations made by the Teller hereunder, and in doing so, the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. The Inspector, if any, shall hear and determine all challenges and questions arising in connection with the right to vote. Each report of a Teller or Inspector shall be in writing and signed by him or her or by a majority of them if there is more than one. The report of the majority shall be the report of the Tellers or Inspectors. The report of the Inspector or Inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
1.12    VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.
The Board of Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the

Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified stock in place of the Stockholder who makes the certification.
1.13    INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent setting forth such action is given in writing or by electronic transmission by each Stockholder entitled to vote on the matter and filed with the minutes of proceedings of the Stockholders. Such written consents may be signed by different Stockholders on separate counterparts.
1.14    VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the Presiding Officer shall order that voting be by ballot.
1.15    PROXY ACCESS.
(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of Stockholders, subject to the provisions of this Section 1.15, the Corporation shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Company Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a Stockholder or group of no more than twenty (20) Stockholders that satisfies the requirements of this Section 1.15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 1.15, the “Required Information” that the Corporation shall include in the Company Proxy Materials is (A) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 1.15 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.15, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.

(b)    To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 1.15, an Eligible Stockholder must have Owned (as defined below) at least three percent (3%) or more of the shares of common stock, par value $.01 per share (the “Common Stock”) of the Corporation outstanding from time to time (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary of the Corporation in accordance with this Section 1.15 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of Stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 1.15, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such Stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Stockholder or its Affiliate or (D) for which the Stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the Stockholder and that expressly directs the proxy holder to vote at the direction of the Stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the Stockholder retains the full right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on three Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of Stockholders. For purposes of this Section 1.15, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)    To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 1.15, an Eligible Stockholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 1.15 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the Notice Anniversary Date; provided, however, that in the event that the date of the annual meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(d)    To be in proper form for purposes of this Section 1.15, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(i)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven (7) Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five (5) Business Days after the record date for the annual meeting of Stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 1.15;
(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)    information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.04(c) of Article II of these Bylaws, including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a Director if elected;

(iv)    the undertaking and questionnaire required by Section 2.04(d) of Article II of these Bylaws;
(v)    the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all Directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, insider trading policy and other similar policies and procedures;
(vi)    a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of Stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.15, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any Stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and the Stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(vii)    a written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the Stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.15, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 1.15 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 1.15, and (B) indemnifies and holds harmless the Corporation and each of its Directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 1.15;
(viii)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding if written; and
(ix)    in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an Independent Director (as defined in Section 2.08 of Article II of these Bylaws), (B) that could be material to a Stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
(e)    To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 1.15, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 1.15 shall be true and correct as of the record date for the annual meeting of Stockholders and as of the date that is ten (10) Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth (5th) Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth (8th) Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any postponement or adjournment thereof).
(f)    In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the Stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(g)    Whenever an Eligible Stockholder consists of a group of more than one Stockholder, each provision in this Section 1.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each Stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such Stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of Stockholders. In determining the aggregate number of Stockholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one Stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.15, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a Stockholder or group of Stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of Stockholders shall be the greater of (i) 20% of the number of Directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.15 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two (2); provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of Stockholders shall be reduced by the number of individuals who were elected as Directors at the immediately preceding or second preceding annual meeting of Stockholders after inclusion in the Company Proxy Materials pursuant to this Section 1.15 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of Stockholders. In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of Stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.15 shall be calculated based on the number of Directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 1.15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.15 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 1.15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.15(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.15(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 1.15(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 1.15), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 1.15.
(i)    The Corporation shall not be required to include, pursuant to this Section 1.15, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of Stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other Stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 2.04 of Article II of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as an Independent Director, (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a Director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the Stockholders required or requested pursuant to this Section 1.15 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 1.15 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 1.15, in each instance as determined by the Board of Directors, in its sole discretion.
(j)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the Presiding Officer shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 1.15, as determined by the Board of Directors or the Presiding Officer, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of Stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.15. For purposes of this Section 1.15(j), to be considered a qualified representative of a Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as its proxy at the annual meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)    Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of Stockholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting will be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 1.15 for the next two annual meetings of Stockholders. For the avoidance of doubt, this Section 1.15(k) shall not prevent any Stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 2.04 of Article II of these Bylaws.
(l)    This Section 1.15 provides the exclusive method for a Stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Company Proxy Materials.
ARTICLE II

DIRECTORS
2.01    GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.
2.02    OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law, as amended from time to time (the “MGCL”). Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, the Board of Directors, each Director, and the agents, officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director’s attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.
2.03    NUMBER AND TENURE. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall be not less than five (5) nor greater than fifteen (15) and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The minimum or maximum number of Directors provided in this Section 2.03 may be changed only by amendment to these Bylaws or by amendment to the Charter, provided that any such amendment shall be both duly adopted by the affirmative vote of a majority of the outstanding Shares entitled to vote and deemed advisable or approved by the Board of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualifies.
2.04    NOMINATION OF DIRECTORS.
(a)    Nominations of individuals for election to the Board of Directors may be made at an annual meeting of Stockholders: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a Stockholder of record of a class of Stock entitled to vote at the meeting in the election of each individual so nominated (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting (and any postponement or adjournment thereof), and who complied with this Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the annual meeting (and any postponement or adjournment thereof). Only individuals nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting of Stockholders.
(b)    For any nomination to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.04, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall set forth all information required under this Section 2.04 and be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the Notice Anniversary Date; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.
(c)    A Stockholder’s notice to the Secretary shall set forth:
(i)    as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
(ii)    as to the Stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)    the class, series and number of Company Securities, if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    whether and the extent to which such Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was a Peer Group Company for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iii)    as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this paragraph (c) of this Section 2.04 and any Proposed Nominee,
(A)    the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)    the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(iv)    the name and address of any person who contacted or was contacted by the Stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee; and

(v)    to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a Director.
(d)    Such Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director, including, without limitation, voting on any matter, that has not been disclosed to the Corporation and (b) will serve as a Director if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the Stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(e)    Notwithstanding anything in this Section 2.04 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the Notice Anniversary Date, a Stockholder’s notice required by this Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(f)    Nominations of individuals for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a Stockholder that has requested that a special meeting be called for the purpose of electing Directors in compliance with Section 1.04 of these Bylaws and that has supplied the information required by Section 1.04 about each individual whom the Stockholder proposes to nominate for election as a Director or (iii) provided that the special meeting has been called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors in accordance with Section 1.04 of these Bylaws for the purpose of electing Directors, by any Stockholder of the Corporation who is a Stockholder of record of a class of Stock entitled to vote in the election of Directors (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the special meeting in question and (C) at the time of such special meeting (and any postponement or adjournment thereof), and who complied with this Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the special meeting. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the Stockholder’s notice containing the information required by paragraphs (b) and (c) of this Section 2.04 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.
(g)    If information submitted pursuant to this Section 2.04 by any Stockholder proposing a nominee for election as a Director at a meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.04. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such Stockholder shall provide, within five (5) Business Days after delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 2.04, and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such Stockholder that it continues to intend to bring such nomination before the meeting) submitted by the Stockholder pursuant to this Section 2.04 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.04.
(h)    Only such individuals who are nominated in accordance with this Section 2.04 shall be eligible for election by Stockholders as Directors. The Presiding Officer of the meeting shall have the power to determine whether a nomination was made in accordance with this Section 2.04.
(i)    Notwithstanding the foregoing provisions of this Section 2.04, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04. Nothing in this Section 2.04 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.04 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
2.05    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Stockholders and no notice other than this Bylaw shall be necessary for the calling of such meeting. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.
2.06    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.
2.07    NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least one (1) Business Day (or, if given on a day other than a Business Day, at least twenty-four (24) hours) prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
2.08    QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, however, that a quorum for the transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an Independent Director (as defined by the rules of the New York Stock Exchange (the “NYSE”), as such rules shall be amended from time to time) has any interest shall consist of a majority of the Directors that includes a majority of the Independent Directors then in office; and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of Directors is required for action, a quorum must also include a majority or such other percentage of such group. If less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.
2.09    VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws; provided, however, that no act relating to any matter in which a Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the Independent Directors. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
2.10    CONDUCT OF MEETINGS. At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, a Director who has previously been designated as Lead Independent Director or, in the absence of the Chairman and such Director, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary of the Corporation shall act as Secretary of the meeting or, in the absence of the Secretary and all Assistant Secretaries, the chairman of the meeting shall designate any individual to act as secretary of the meeting. Directors may participate in a meeting by conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitute presence in person at such meeting for all purposes of these Bylaws.
2.11    RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof in the manner provided in the Charter.
2.12    REMOVAL OF DIRECTORS. Any Director may be removed in the manner provided in the Charter.
2.13    VACANCIES. Vacancies on the Board of Directors shall be filled in the manner provided in the Charter.
2.14    CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors. Written consents may be signed by different Directors on separate counterparts.
2.15    COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.
2.16    LEAD INDEPENDENT DIRECTOR. From time to time the Independent Directors then serving on the Board of Directors may appoint from among them one member to serve as “Lead Independent Director,” which position shall have such description as the Independent Directors shall in their discretion determine, but only to the extent not inconsistent with the Charter or these Bylaws.
2.17    RELIANCE. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.
2.18    RATIFICATION. The Board of Directors or the Stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the Stockholders could have originally authorized the matter and, if so ratified, such action or inaction shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its Stockholders. Moreover, any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the Stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
2.19    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 2.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article II of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE III

COMMITTEES
3.01    NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members certain committees as described below. The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating such member but shall not exceed such member’s tenure as Director. Any member of a committee may be removed at any time by resolution of the Board of Directors. A committee may not take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has or is reasonably likely to have any interest unless a majority of the members of such committee shall be Independent Directors.
(a)    Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint an Executive Committee consisting of one or more Directors. The Board may designate one or more Directors as an alternate member of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee.
(b)    Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint an Audit Committee consisting of three or more Directors whose membership on the Audit Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. The Board may designate one or more Directors as an alternate member of the Audit Committee, who may replace any absent member at any meeting of the Audit Committee.

(c)    Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint a Compensation Committee consisting of two or more Directors whose membership on the Compensation Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. The Board may designate one or more Directors as an alternate member of the Compensation Committee, who may replace any absent member at any meeting of the Compensation Committee.
(d)    Other Committees. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint such other standing or special committees, each consisting of one or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the MGCL or imposed by the Charter or these Bylaws. The Board may designate one or more Directors as an alternate member of any committee designated pursuant to this Section 3.01(d), who may replace any absent member at any meeting of such committee.
3.02    DELEGATION OF POWER. The Board of Directors may, by resolution or adoption of a committee charter, delegate to committees appointed under Section 3.01 any of the powers of the Board of Directors, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL, and may prescribe rules governing the conduct and proceedings of these committees.
3.03    QUORUM AND VOTING. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), a majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the committee members present at a meeting shall constitute the act of the committee. Notwithstanding the foregoing, no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of any committee unless a majority of the Independent Directors on the committee vote for such act.
3.04    CONDUCT OF MEETINGS. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), the Board of Directors shall designate for each committee a chairman, and if such chairman is not present at a particular meeting, the committee shall select a presiding officer for such meeting. Subject in each case to any provisions to the contrary in any effective resolution of the Board of Directors relating to the appointment or authority of a committee of the Board of Directors (including any committee charter adopted by such resolution), each committee shall (i) adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and (ii) meet at the call of the chairman of such committee or the Chairman of the Board of Directors. Members of any committee shall be entitled to participate in meetings of such committee by conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Each committee shall keep minutes of its meetings and report the results of any proceedings to the Board of Directors.

3.05    CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee. Written consents may be signed by different members on separate counterparts.
3.06    VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE IV

OFFICERS
4.01    TITLES AND ELECTION. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Vice Presidents of varying degrees, such as Executive, Regional or Senior Vice Presidents), a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. The Chief Executive Officer may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Notwithstanding the foregoing, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Secretary and the Treasurer shall be elected by a majority of the Directors at the time in office. The officers of the Corporation elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following each annual meeting of Stockholders. If the election of such officers shall not take place at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. No officer need be a Stockholder or a Director of the Corporation.
4.02    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer elected by the Board of Directors, by a committee or an officer upon whom such power of removal may be conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
4.03    OUTSIDE ACTIVITIES. The officers and agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with applicable law and these Bylaws. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation (other than those serving who are also Directors) do not have an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest that an officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such officer or agent becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.
4.04    VACANCIES. A vacancy in any office may be filled by the Board of Directors, or any committee or officer authorized by these Bylaws or the Board of Directors for such purpose, for the balance of the term. A vacancy in any office previously appointed by the Chief Executive Officer may be filled by the Chief Executive Officer for the balance of the term.
4.05    CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.
4.06    CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business of the Corporation and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.
4.07    PRESIDENT. The President shall exercise and perform such duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.
4.08    VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice Presidents in order of their rank and, within each rank, in their order of seniority as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.
4.09    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have all the powers of the Treasurer and shall have such other responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer. For purposes of Section 4.08 of these Bylaws, the Chief Financial Officer shall be considered to have the rank of Executive Vice President.
4.10    CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer. For purposes of Section 4.08 of these Bylaws, the Chief Operating Officer shall be considered to have the rank of Executive Vice President.
4.11    SECRETARY.
(a)    The Secretary shall keep, or cause to be kept, minutes of the proceedings of the Board of Directors, committees of the Board of Directors and Stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, and approvals of the minutes of meetings executed pursuant to these Bylaws or the MGCL. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each.
(b)    The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and may give, or cause to be given, notice of all meetings of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.
4.12    TREASURER.
(a)    The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.
(b)    The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, Chief Executive Officer, President and Board of Directors, whenever any of them requests it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.
4.13    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose,

may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer’s absence and (ii) shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chairman, Chief Executive Officer, President or Board of Directors, or any such designated committee or officer.
4.14    SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman, the Chief Executive Officer, the President or any designated committee or officer may prescribe.
4.15    COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director.
ARTICLE V

SHARES OF STOCK
5.01    FORM OF CERTIFICATES. The Corporation may issue some or all of the shares of any or all classes or series of Stock with or without certificates as determined by the Board of Directors or the Chairman of the Board. In the event that the Corporation issues shares of Stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of Stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
5.02    TRANSFER OF SHARES. All transfers of shares of Stock by the holder of the shares, in person or by his attorney, shall be made on the books of the Corporation in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.
Notwithstanding the foregoing, transfers of shares of any class or series of Stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

5.03    STOCK LEDGER. The Corporation shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors, an original or duplicate stock ledger containing the name and address of each Stockholder and the number of shares of each class of Stock held by each Stockholder. The stock ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL and Section 8-204 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any share or shares of Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the stock ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.
5.04    LOST CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such Stockholder and the Board of Directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
5.05    EMPLOYEE STOCK PURCHASE PLANS. The Board of Directors shall have the authority, in its discretion, to adopt one or more employee stock purchase plans or agreements, containing such terms and conditions as the Board may prescribe, for the issue and sale of unissued shares of Stock, or of its issued shares acquired or to be acquired, to the employees of the Corporation or to the employees of its subsidiary corporations or to a trustee on their behalf, and for the payment of such shares in installments or at one time, and for such consideration as may be fixed by the Board or any committee thereof, and may provide for aiding any such employees in paying for such shares by compensation for services rendered, promissory notes or otherwise. The Board of Directors, or any committee thereof, may carry out and administer any such plan or delegate part or all of the administration of any such plan to any other entity or person.

5.06    FIXING OF RECORD DATE.
(a)    The Board of Directors may set, in advance, a record date for the purpose of determining Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.
(b)    When a record date for the determination of Stockholders entitled to notice of and vote at any meeting of Stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
5.07    FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional shares of Stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS
6.01    AUTHORIZATION. Dividends and other distributions upon the Stock may be authorized by the Board of Directors , subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.
6.02    CONTINGENCIES. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII

INDEMNIFICATION AND ADVANCE OF EXPENSES
7.01    INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. The Corporation shall indemnify, to the full extent authorized or permitted by Maryland statutory or decisional law or any other applicable law, any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact he, his testator or intestate is or was a Director or officer of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director or officer of, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (an “Indemnified Person”), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent failure to make disclosures required by the next to last sentence of Sections 2.02 or 4.03 hereof as applied to Directors and officers respectively. The Corporation shall indemnify any Indemnified Person’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the status of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property (including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse’s or child’s own acts. The provisions of this Section 7.01 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.
7.02    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to Directors and officers of the Corporation.
7.03    INSURANCE. The Corporation shall have the power to purchase and maintain insurance to protect itself and any Indemnified Person or employee or agent of the Corporation against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.
7.04    NON-EXCLUSIVE RIGHTS TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights which any Indemnified Person may be entitled as a matter of law or by contract, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

7.05    NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification to such persons as it deems in the interest of the Corporation to the full extent permitted by law. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payments or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise. This Article shall not limit the Corporation’s power to indemnify against liabilities other than those arising from a person’s serving the Corporation as a Director or officer.
7.06    AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article VII by the Stockholders or the Directors of the Corporation is effective on a prospective basis only and neither repeal nor modification of such provisions shall adversely affect any right or protection of a Director or officer of the Corporation under this Article VII existing at the time of such amendment, repeal or modification.
7.07    RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 7.01 of this Article VII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
7.08    VESTING. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election or appointment of a Director or officer.

ARTICLE VIII

NOTICES
8.01    NOTICES. Unless otherwise provided in these Bylaws, whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally delivered against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, to 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203 (or any subsequent address selected by the Board of Directors), attention Chief Executive Officer, or if to a Stockholder, Director or officer, at the address of such person as it appears on the records of the Corporation. In addition, whenever notice is required to be given to a Stockholder, such requirement shall be satisfied when written notice is left at such Stockholder’s residence or usual place of business or is delivered to such Stockholder by any other means permitted by Maryland law. If transmitted electronically, notice to a Stockholder shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.
8.02    SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other officer of the Corporation designated by the Chairman or the Chief Executive Officer. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by, or by any person directed to do so by, the Chairman or the Chief Executive Officer or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.
8.03    WAIVER OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A waiver of notice of a Stockholders meeting shall be filed with the records of such meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE IX

MISCELLANEOUS
9.01    EXEMPTION FROM MARYLAND CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, the provisions of the Maryland Control Share Acquisition Act (Sections 3-701 to 3-710 of the MGCL) shall not apply to any share of Stock of the Corporation now or hereafter held by any current or future Stockholders. All shares of Stock currently outstanding or issued in the future are exempted from the Maryland Control Share Acquisition Act to the fullest extent permitted by Maryland law. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

9.02    OFFICES OF THE CORPORATION. The principal executive office for the transaction of the business of the Corporation is hereby fixed and located at 671 N. Glebe Road, Suite 800, Arlington Virginia 22203. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another. Branch and subordinated offices may at any time be established by the Board of Directors. The principal office of the corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.
9.03    BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.
9.04    INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the minutes of proceedings of the Stockholders, annual statements of affairs and any voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a Stockholder or as the holder of such voting trust certificate, in each case as set forth in the MGCL. Other documents, such as the Corporation’s books of account, stock ledger and Stockholder lists, may be made available for inspection by any Stockholder or holder of a voting trust certificate to the extent required by the MGCL.
9.05    CONTRACTS. The Board of Directors may authorize any Director(s), officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
9.06    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
9.07    LOANS.
(a)    Such officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.
(b)    From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those officers or agents.
9.08    FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the year ending December 31.
9.09    ANNUAL REPORT. Each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.
9.10    INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deems proper.
9.11    BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.
ARTICLE X

AMENDMENT OF BYLAWS
10.01    BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal (i) Section 2.03 to change the minimum or maximum number of Directors without the vote of the Stockholders required therein, (ii) Section 7.01 without a vote of the Stockholders and the consent of any Indemnified

Persons whose rights to indemnification, based on conduct prior to such amendment, would be adversely affected by such proposed alteration or repeal; (iii) this Section 10.01; or (iv) Section 10.02.
10.02    BY STOCKHOLDERS. With the approval of the Board of Directors, the Stockholders shall have the power, by affirmative vote of a majority of the outstanding shares of common stock of the Corporation, at any annual meeting (subject to the requirements of Section 1.03), or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Stockholders shall not alter or repeal Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal, and except that a vote of two-thirds of the outstanding shares of common stock of the Corporation is required to amend Sections 1.03, 2.04 and 2.13.
ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any Director or officer or other employee of the Corporation to the Corporation or to the Stockholders, (c) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws or (d) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.

Exhibit B

Amendment Adopted on February 16, 2017 to
Amended and Restated Bylaws of the Company dated November 12, 2015

The Company’s Amended and Restated Bylaws dated November 12, 2015, are hereby amended as follows (new language is bold and underlined and deleted language is ~~struckthrough~~):

The third sentence of Section 1.08(a) is amended to read as follows:

Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or~~, other than elections to office,~~ vote them against the proposal but, if the Stockholder fails to specify the number of shares such Stockholder is voting affirmatively, it shall be conclusively presumed that the Stockholder’s approving vote is with respect to all votes said Stockholder is entitled to cast.

The sixth sentence of Section 1.08(a) is amended to read as follows:

Notwithstanding the foregoing, a nominee for Director shall be elected as a Director only if such nominee receives the affirmative vote of a majority of the total votes cast for and ~~affirmatively withheld as to~~ against such nominee at a meeting of Stockholders duly called and at which a quorum is present.

Exhibit C

Second Amendment Adopted on November 9, 2017 to
Amended and Restated Bylaws of the Company dated November 12, 2015

1.    The Amended and Restated Bylaws dated November 12, 2015, as heretofore amended (the “Bylaws”), of AvalonBay Communities, Inc., a Maryland corporation, are hereby amended by adding a new Section 10.03 to Article X as follows:

10.03    BY HOLDERS OF ONE PERCENT OF COMMON STOCK FOR ONE YEAR. Pursuant to a binding proposal that is submitted to the Stockholders for approval at a duly called annual meeting or special meeting of Stockholders by:

(i) the Board of Directors or

(ii) a Stockholder or group of no more than five (5) Stockholders that

(A) provides to the Secretary of the Corporation a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 1.03 or 1.04, as the case may be (the “Notice of Bylaw Amendment Proposal”),

(B) Owned at least one percent (1%) or more of the shares of Common Stock outstanding from time to time continuously for at least one (1) year as of both the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Corporation in accordance with Section 1.03 or 1.04, as the case may be, and the close of business on the record date for determining the Stockholders entitled to vote at the annual meeting or special meeting of Stockholders and

(C) continuously Owns such shares of Common Stock through the date of the annual meeting or special meeting of Stockholders (and any postponement or adjournment thereof),

the Stockholders shall have the power, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Stockholders shall not alter or repeal (x) Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal or (y) this Article X without the approval of the Board of Directors.

As used in this Section 10.03, the term “Owned” has the meaning given thereto in Section 1.15(b), except that any references to an “Eligible Stockholder” or to the “Notice of Proxy Access Nomination” in the definition of “Owned” shall be deemed to be references to the Stockholder or group of no more than five (5) Stockholders or to the Notice of Bylaw Amendment Proposal referred to in this Section 10.03.

2.    Except as set forth herein, the Bylaws shall remain in full force and effect.

Exhibit D

Third Amendment Adopted on May 6, 2019 to
Amended and Restated Bylaws of the Company dated November 12, 2015

1.    The Amended and Restated Bylaws dated November 12, 2015, as heretofore amended (the “Bylaws”), of AvalonBay Communities, Inc., a Maryland corporation, are hereby amended by deleting therefrom Section 10.03 of Article X in its entirety and inserting in lieu thereof a new Section 10.03 of Article X as follows:

10.03    BY STOCKHOLDERS WITHOUT ACTION OF THE BOARD OF DIRECTORS. At any annual meeting (subject to the requirements of Section 1.03) or any special meeting (subject to the requirements of Section 1.04), the Stockholders shall have the power, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Stockholders shall not alter or repeal (x) Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal or (y) this Article X without the approval of the Board of Directors.

2.    Except as set forth herein, the Bylaws shall remain in full force and effect.